Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gambling.com Group Limited

Jersey, Channel Islands

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2021 relating to the consolidated financial statements of Gambling.com Group Limited (formerly Gambling.com Group plc), which appears in the Company’s Registration Statement on Form F-1 (No. 333-257403), which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

August 3, 2021